EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Drills 10.2 metres of 56.5 g/t Gold (33.6 Feet of 1.65 opt) including 1.5 metres of 357.9 g/t Gold (5 feet of 10.45 opt) at Butte Highlands

Coeur d’Alene, Idaho – April 6, 2011 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced results from underground drilling at the Butte Highlands Gold Project in southwestern Montana, including Hole BHUG-006 which returned 33.6 feet (10.2 metres) grading 1.65 ounces per ton (opt) (56.5 grams per tonne (g/t)) gold, including a 5-foot (1.5 metre) interval grading 10.45 opt (357.9 g/t) gold.

Results reported today are from the first 24 holes in a planned 86-hole, 49,500-foot (15,000-metre) underground diamond drilling program, designed for detailed delineation of the mineralization and underground mine planning at the project where production development is well underway as a result of Timberline’s innovative joint venture financing.

Paul Dircksen, Timberline’s President and CEO, said, “We are extremely pleased with these results from our underground drill program at Butte Highlands.  This current program serves to outline the first several years of production for mine planning purposes.  These results contribute to our objective of advancing the Butte Highlands project from exploration through to production and positive cash flow.  We expect to continue this model with similar results at our other projects.”

Timberline holds a 50-percent interest in the Butte Highlands Joint Venture which is targeted to commence gold production in early 2012.  Timberline’s JV partner, Highland Mining, LLC is funding all project development costs, with Timberline's 50-percent share of costs to be paid out of proceeds from future mine production.  Photos and videos of development progress at Butte Highlands, along with other additional project information, can be seen at http://www.timberline-resources.com/main.php?page=167.

Drilling has focused on the upper portion of the “Old Mill Block”, which has overall dimensions of approximately 275 feet along strike, 1100 feet down dip, and a mineralized thickness of 8 to 15 feet.  Other significant gold intervals reported today include 12.3 feet of 0.26 opt in Hole BHUG-005 and 20.5 feet of 0.22 opt in Hole DS10-01.  Figures showing the drill program in section and in plan view may be seen on Timberline’s web site at http://www.timberline-resources.com/main.php?page=196.

The high-grade gold intercepts reported today are consistent with those reported from previous drilling of the Old Mill Block, including 7.88 opt over 10 feet in hole BH93-2 and 2.37 opt over 14.3 feet in hole BHDDH10-07.  Historic high grade intervals in this block are summarized in the following table:

Historic Drill Hole	From (feet)	Length (feet)	Gold (opt)*	From (metres)	Length (metres)	Gold (g/t)*
BHDDH10-07	959.8	14.3	2.37	292.6	4.4	81.2
BH93-2	755.0	10.0	7.88	230.1	3.1	269.9
BH93-11	964.0	14.0	0.78	293.8	4.3	26.7
BH93-12	762.5	14.7	0.76	232.4	4.5	26.0
BH96-5	837.0	8.0	0.98	255.1	2.4	33.6

* Troy ounces per ton (opt) and grams per tonne (g/t)

The following table summarizes all drill intervals received to date that exceed 0.1 opt gold.  Holes DS10-01 and DS10-02 were drilled in the upper reaches of the Old Mill Block from underground Drill Station DS-1.  All other reported holes were drilled in the main portion of the block from underground Drill Station DS-3.  Intervals are reported relative to the drill station used for that hole.

Current drilling highlights from the Old Mill Block include:

Drill Hole	From (feet)	Length (feet)	Gold (opt)*	From (metres)	Length (metres)	Gold (g/t)*
DS10-01	287.5	20.5	0.22	87.6	6.3	7.5
includes	293	5	0.31	89.3	1.5	10.6
includes	303	5	0.30	92.4	1.5	10.3
DS10-02	285	5	0.20	86.9	1.5	6.9
BHUG11-001	261.7	8.6	0.18	79.8	2.6	6.2
BHUG11-002	190.6	4.4	0.19	58.1	1.3	6.5
BHUG11-002	305.2	2.2	0.11	93.0	0.7	3.8
BHUG11-004	190.3	2.1	0.16	58.0	0.6	5.5
BHUG11-005	220.7	12.3	0.26	67.3	3.8	8.9
includes	228	5	0.58	69.5	1.5	19.9
BHUG11-006	293.6	33.6	1.65	89.5	10.2	56.5
includes	298.6	4.9	0.41	91.0	1.5	14.0
includes	303.6	5	10.45	92.5	1.5	357.9
BHUG11-007	376.8	17.9	0.11	114.9	5.5	3.8
includes	384.5	5.1	0.18	117.2	1.6	6.2
BHUG11-008	237.5	16.8	0.10	72.4	5.1	3.4
includes	237.5	1.7	0.30	72.4	0.5	10.3
includes	241.1	2.4	0.14	73.5	0.7	4.8
includes	250.6	3.7	0.15	76.4	1.1	5.1

* Troy ounces per ton (opt) and grams per tonne (g/t)

Additional results from the ongoing program at Butte Highlands are expected shortly and will be reported by the Company as they are received.

Butte Highlands is located within a favorable geologic domain that has hosted several multi-million ounce gold deposits including Butte, Golden Sunlight, Montana Tunnels, and Virginia City. The property was extensively drilled by Battle Mountain Gold, Placer Dome, ASARCO, and Orvana Minerals in the 1980s and 1990s.  From surface drill results, Timberline outlined approximately 760,000 ounces of gold (not compliant with NI 43-101 or SEC Guide 7) at a grade of nearly 0.28 opt of gold. Past drilling highlights include gold intercepts of 50 feet of 0.65 opt, 31 feet of 1.06 opt, and 11.50 feet of 1.99 opt.

Grant of Options

Timberline also announced that its Board of Directors has granted a total of 250,000 options to officers of the Company pursuant to its incentive stock option plan.  The options have an exercise price equal to the fair market value of the stock at the time of the grant of US$0.97 per share, vesting immediately, and have a term of five years.

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Paul Dircksen is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. He has verified the drill results and other data disclosed in this news release, including sampling, analytical and test data.  Field work has been conducted under his supervision.  The Timberline sampling and analysis program included an industry standard QA/QC program.  After photographing, core logging and cutting the sample intervals in half, the samples were shipped to ALS Chemex Laboratories in Elko, Nevada for preparation.  The prepared pulps were then forwarded by ALS Chemex to their lab in Sparks, Nevada or their lab in Vancouver, BC Canada for analysis.  The samples were analyzed for gold using a standard 30g fire assay with an AA finish.  Samples returning a gold value in excess of 10 ppm were re-analyzed using a 30g fire assay with a gravimetric finish.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States.  The Company is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere.  Timberline also features a 50-percent carried-to-production interest at its Butte Highlands Joint Venture where gold production is slated to commence early in 2012.  Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.  The Company also holds Timberline Drilling, a wholly-owned subsidiary that provides diamond drilling services and cash flow from underground and surface contract drilling operations.

Timberline is listed on the NYSE Amex where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing or results of the Company’s drill program at Butte Highlands, the timing of assay results from such drilling program being released, the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project and South Eureka project, the targeted production date for the Butte Highlands project, targeted dates for the South Eureka technical report and PEA, results of the Company’s drilling subsidiaries, possible growth of the Company and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2010.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

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